UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2016
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2400, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
As of the record date for the Annual Meeting, there were 90,171,134 common shares outstanding. Of this amount, 3,176,005 common shares were held in the Company’s deferred benefit plans and were not entitled to vote. At the Annual Meeting, 80,697,857 common shares were voted in person or by proxy. The Company’s shareholders voted on the following matters at the Annual Meeting:

1.	Election of ten Trust Managers nominated by the Board of Trust Managers to hold office for a one-year term;

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016; and

3.	On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement.

Each of these matters was approved by the requisite number of shareholder votes. The results of the shareholder votes are set forth below.

Board of Trust Managers

	Affirmative	Withheld
Richard J. Campo	75,147,241	2,177,334
Scott S. Ingraham	71,626,816	5,697,759
Lewis A. Levey	71,614,154	5,710,421
William B. McGuire, Jr.	72,706,534	4,618,041
D. Keith Oden	75,408,903	1,915,672
F. Gardner Parker	71,588,541	5,736,034
William F. Paulsen	76,439,174	885,401
Frances Aldrich Sevilla-Sacasa	77,007,910	316,665
Steven A. Webster	61,583,913	15,740,662
Kelvin R. Westbrook	75,280,207	2,044,368

There were 3,373,282 broker non-votes with respect to the election of Trust Managers.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions	Broker Non-Votes
80,406,515	255,328	36,014	-0-

Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
73,923,477	2,910,092	491,006	3,373,282

The Company’s Board of Trust Managers has determined the Company will conduct advisory votes to approve the compensation of the Company’s executive officers on an annual basis. Accordingly, the Company will include an advisory vote on executive officer compensation in its proxy materials every year until the next shareholder vote on the frequency of such votes is held, which will be no later than the Company’s 2017 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2016
CAMDEN PROPERTY TRUST

By:    /s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Chief Accounting Officer